Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Elbit Systems Ltd. 2022 Equity Incentive Plan for Employees of our reports dated April 7, 2022, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of Elbit Systems Ltd., included in its Annual Report (Form 20-F) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ KOST FORER GABBAY & KASIERER
A Member of Ernst & Young Global

Haifa, Israel
August 16, 2022